Exhibit 99.1

Jeremy Gies Appointed to President of SurgePays, Inc.

Fueled by Over Twenty-Five Years of Experience in Telecom and Fintech, Mr. Gies will Spearhead Sales Growth, Operations, M&A, and New Product Initiatives.

BARTLETT, TN, January 12, 2024 (GLOBE NEWSWIRE) – SurgePays, Inc. (Nasdaq: SURG) (“SurgePays” or the “Company”), a technology and telecommunications company focused on the underbanked and underserved, has appointed Jeremy Gies, to President of SurgePays, Inc.

In his new role, Mr. Gies will draw upon his seasoned expertise and industry relationships to drive sales growth, optimize operational efficiencies, explore strategic M&A opportunities, and guide the launch of new products. A focal point of his responsibilities includes a nationwide expansion of the convenience store network, with an emphasis on elevating both the quantity of stores transacting on the SurgePays network and the sales per store.

Brian Cox, Chairman and CEO of SurgePays said, “Jeremy has proven to be a dynamic leader within the company. I believe he will help lead the way through the next growth stages of SurgePays. 2024 will be a year in which the Company is laser-focused on growing sales, store count and wireless subscribers and Jeremy’s corporate experience will be leaned on to build out those sales operations, and other processes to maximize revenue realization from our growth. In addition, Jeremy will look at other growth opportunities through potential mergers and acquisitions and partnerships. I couldn’t be more excited to add another driven subject matter expert to the team.”

Prior to his work at SurgePays, Gies served as Senior Channel Business Manager and Senior Account Manager for Honeywell Voice Solutions where he played a key role for nearly four years. Previously, he was Chief Operating Officer of Tiercel Wireless, an MVNO on the Sprint network demonstrating his capacity for operational leadership. Earlier to that he was Vice President, Business Development, for global e-payments company Wave Crest Payment Services significantly impacting revenue growth. For nearly five years, he served first as Executive Vice President and then CEO of telSPACE, a provider of billing and back-office solutions for the MVNO/NVNE marketplace. The foundation of his career began with AT&T Wireless where, over a 10-year period, he rose through the ranks in early sales positions to Western Area Sales Manager and ultimately National Sales Manager. Gies is also a partner and co-founder of Blue Horizon Group, a business consulting company providing outsourced sales, business development, marketing, distribution, operations, and logistics services to the wireless industry.

For more information on SurgePays, please visit the Company’s investor relations website at ir.surgepays.com.

About SurgePays, Inc.

SurgePays, Inc. is a technology and telecommunications company focused on the underbanked and underserved communities. SurgePhone Wireless provide mobile broadband to low-income consumers nationwide. SurgePays blockchain fintech platform utilizes a suite of financial and prepaid products to convert corner stores and bodegas into tech-hubs for underbanked neighborhoods. Please visit SurgePays.com for more information.

About SurgePays FinTech, Inc.

SurgePays FinTech, Inc., a subsidiary of SurgePays, utilizes its proprietary software platform to provide a suite of profitable prepaid wireless and financial services products primarily to the underbanked population. There are currently 1,000s of stores nationwide currently transacting on the SurgePays network.

Media Contact

Henry Feintuch / Doug Wright

Feintuch Communications

surgepays@feintuchpr.com

+646-753-5710 / +646-753-5711

Investor Contact

Brian M. Prenoveau, CFA

MZ Group – MZ North America

brian.prenoveau@mzgroup.us

+561 489 5315

Cautionary Note Regarding Forward-Looking Statement

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, statements about our future financial performance, including our revenue, cash flows, costs of revenue and operating expenses; our anticipated growth; our predictions about our industry. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Editor’s Note: A high resolution photo of Jeremy Gies is available upon request.